                                                                    EXHIBIT M.2.


                          UAM FUND DISTRIBUTORS, INC.
                              211 CONGRESS STREET
                         BOSTON, MASSACHUSETTS  02110

                       --------------------------------

                           SELLING DEALER AGREEMENT
                      UAM FUNDS, INC. AND UAM FUNDS TRUST
                         (Institutional Class Shares)

                       --------------------------------


Dealer: ________________________

Gentlemen:

     We invite you, as a selected dealer, to participate as principal in the distribution of the Institutional Class Shares (the "Shares") of the Portfolios of UAM Funds, Inc. and of UAM Funds Trust (each Portfolio is referred to herein as the "Fund") with respect to which we have been retained to act as exclusive national distributor and which are offered for sale pursuant to currently effective federal Prospectuses describing such Shares.


OFFERING PRICE TO PUBLIC:
-------------------------

     Orders for Shares received from you and accepted by the Fund, will be at the public offering price applicable to each order as set forth in that Fund's Prospectus relating to such Shares. The manner of computing the net asset value of Shares, the public offering price and the effective time of orders received from you are described in the Prospectuses for the Shares. We reserve the right, at any time and without notice, to suspend the sale of Fund Shares.


SALES, ORDERS AND CONFIRMATIONS:
--------------------------------

     In offering Fund Shares to the public or otherwise, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for any other selected dealer or for us. No person is authorized to make any representation concerning the Shares or any Fund except those contained in the relevant and current Prospectus and in written information issued by the Fund or by us as a supplement to such Prospectus. In purchasing Fund Shares, you shall rely solely on such representations contained in the Prospectus and in such written supplemental information.

     All sales are made subject to confirmation and orders are subject to acceptance or rejection by the Fund in its sole discretion. Your orders must be wired, telephoned or written to the Fund as provided in the relevant and current Prospectus. You agree to place orders for the same number of Shares sold by you at the price at which such Shares are sold. You agree that you will not purchase Shares except for investment or for the purpose of covering purchase orders already received and that you will not, as principal, sell Fund Shares unless purchased by you from the Fund under the terms hereof. You also agree that you will not withhold placing with us orders received from your customers so as to profit yourself from such withholding. Each of your orders shall be confirmed by you in writing on the same day.


PAYMENT AND ISSUANCE OF CERTIFICATES:
-------------------------------------

     The Shares purchased by you hereunder shall be paid for in full at the public offering price, by check payable to the Fund, at its office, within three business days after our acceptance of your order. If not so paid, we reserve the right to cancel the sale and to hold you responsible for any loss sustained by us or the Fund (including lost profit) in consequence. Certificates representing the Shares will not be issued unless a specific request is received from the purchaser. Certificates, if requested, will be issued in the names indicated by registration instructions accompanying your payment.


REDEMPTIONS:
------------

     The relevant Prospectus describes the provisions whereby a Fund, under all ordinary circumstances, will redeem Shares held by shareholders on demand. You agree that you will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the relevant and current Prospectus, and the underlying organizational documents of the Fund, to which it refers, and that you will quote as the redemption price only the price determined by the Fund. You shall not repurchase any Shares from your customers at a price below that next quoted by the Fund for redemption. You may hold such repurchased Shares for investment purposes or submit such Shares to the Fund for redemption.


DISTRIBUTION AND/OR SERVICE FEES:
---------------------------------

     We expect you to provide distribution and marketing services (the "Services") in the promotion of the sale of the Shares of such Fund and the retention of assets by such Fund and/or services and assistance to your customers who own Fund Shares, including but not limited to, answering routine inquiries regarding the Shares or a Fund or the status of a customer's account and providing information to customers relating to maintaining their investment in the Fund. Certain of the managers (the "Managers") of the Funds may, from time to time, determine to provide support for the distribution and marketing of, and/or the provision of services to the holders of, the Shares in the form of payments or additional payments to selected broker-dealers who enter into Selling Dealer Agreements with us. Accordingly, for your Services in respect of Shares of any Fund the Manager of which has determined to provide such support and has adopted a Supplemental Plan (a "Supplemental Plan"), you will receive a supplemental fee (the "Supplemental Fees"), as established by each particular Manager from time to time, subject to the further provisions of this Agreement, the terms of the then current and applicable Prospectus relating to such Shares and the instructions received by us from such Manager. The Supplemental Fees, if any, in respect of Shares of a particular Fund may be based on such factors as initial and/or current purchase prices or net asset values of such Shares acquired by or held in the accounts of your customers or certain customers and the periods for which such shares have been held and may be subject to such other minimums as may be established by the Managers or by us from time to time. Such Supplemental Fees may consist of a conversion fee component, if any, and/or a new contribution fee component, if any, the rates of which shall be as provided in the schedule of fees set forth in Appendix A attached hereto, as the same may be amended by us at any time and from time to time by notice thereof to you; provided, however, that in no event shall the rate of any such component be in excess of the current rates set forth in any form of subsequent notice furnished to you by us or on our behalf, or by the Manager or the Fund.

     We reserve the right, at any time, without notice, to modify, suspend or terminate payments hereunder, or any component of such payments, either with respect to one or more Funds or classes of Shares or generally with respect to the Funds and the Shares; and the payment of Supplemental Fees hereunder shall be automatically suspended or terminated if and to the extent that payments from the relevant Manager are suspended or terminated, or automatically reduced if and to the extent that the corresponding rates of payments to be made from the relevant Manager are reduced. Any such action may be for any reason whatsoever or no reason at all; and you agree that you shall not be entitled to any payments for any period after the effective date of any such suspension or termination, nor shall you be entitled to any payments after the effective date of any such modification or reduction except as may be calculated pursuant to a modified or reduced schedule of fees substituted for the previously effective schedule.

     You understand and agree that we merely administer and forward payments pursuant to the Supplemental Plans of the Managers and that we shall have no liability to you for such payments. Accordingly, you agree that anything to the contrary herein notwithstanding (i) we shall have no liability to you, and you shall have no recourse whatsoever against us or our assets, for any payment for which provision is made in this Agreement, and (ii) your sole recourse, if any, in respect of any such payment for which provision is made in this Agreement shall be against the respective Manager.


LEGAL COMPLIANCE:
-----------------

     This Agreement and any transaction with, or payments to, you pursuant to the terms hereof is conditioned on each party's representation to the other party that, as of the date of this Agreement it is, and at all times during the effectiveness of this Agreement it will be, a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and qualified under applicable state securities laws in each jurisdiction in which the actions contemplated to be taken by it under this Agreement require it to be qualified to act as a broker-dealer in securities, and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). Each party agrees to notify the other promptly in writing and immediately suspend sales of Shares if this representation ceases to be true. Each party also agrees that it will comply with the rules of the NASD including, in particular, Sections 2, 21(c) and 26 of Article III of its Rules of Fair Practice, as amended, and that each party will maintain adequate records with respect to its transactions with the other and the Funds.


BLUE SKY MATTERS:
-----------------

     We shall have no obligation or responsibility with respect to your right to sell Shares in any state or jurisdiction. We may furnish you with information identifying the states and jurisdictions where the Shares of a Fund are qualified for sale; and you will not transact orders for Shares except in such states and jurisdictions as identified by us.


LITERATURE:
-----------

     We will furnish you with copies of each Fund's relevant Prospectus and sales literature (if any) and other information made publicly available by us or the Fund which relate to the Fund or the Shares of such Fund, in reasonable quantities upon your request. You agree to deliver a copy of the current and relevant Prospectus in accordance with the provisions of the Securities Act of 1933 to each purchaser of Shares. We shall file Fund sales literature and promotional material with the NASD as required. You may not publish or use any sales literature or promotional materials with respect to the Shares, the Funds or any Fund without our prior review and written approval.


NOTICES AND COMMUNICATIONS:
---------------------------

     All communications from you (other than purchase and sale orders) should be addressed to us at 211 Congress Street, Boston, Massachusetts 02110, Attention:
Compliance Officer. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below. Each of us may change the address to which notices shall be sent by notice to the other in accordance with the terms hereof.


TERMINATION:
------------

     This Agreement may be terminated by either party at any time by written notice to that effect and will terminate without notice upon the appointment of a trustee for you under the Securities Investor Protection Act, or any other act of insolvency by you. Notwithstanding the termination of this Agreement, you shall remain liable for any amounts otherwise owing to us or the Funds and for your portion of any transfer tax or other liability which may be asserted or assessed against the Fund, or us.


AMENDMENT:
----------

     This Agreement may be amended or revised to modify, suspend or terminate payments hereunder as provided in the section above entitled "DISTRIBUTION AND/OR SERVICE FEES" or to amend Appendix A as provided in said section. This Agreement may be otherwise amended or revised at any time by us upon notice to you and you will be deemed to have accepted any such other amendment or revision upon placing any subsequent order for Shares.


GENERAL:
--------

     Your acceptance hereof will constitute an obligation on your part to observe all the terms and conditions hereof. In the event that you breach any of the terms and conditions of this

Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. In the event that we breach any of the terms and conditions of this Agreement, we will indemnify you and your affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. Nothing contained herein shall constitute you, us and any dealers an association or partnership. All references in this Agreement to the "Prospectus" refer to the then current and relevant version of the Prospectus of the particular Fund or Funds concerned and include the Statement of Additional Information incorporated by reference therein and any stickers or supplements thereto.

     This Agreement is to be construed in accordance with the laws of The Commonwealth of Massachusetts.

     Please confirm this Agreement by dating and executing, by your duly authorized representative, one copy of this Agreement below and return it to us. Keep the enclosed duplicate copy for your records.


                                                     UAM FUND DISTRIBUTORS, INC.

                                           BY:__________________________________
                                                     (Name of Officer and Title)

                     SELECTED DEALER AGREEMENT ACCEPTANCE
                     ------------------------------------

UAM FUND DISTRIBUTORS, INC.

     The undersigned hereby confirms its acceptance of, and agreement to the terms of, the foregoing Selected Dealer Agreement and acknowledges that any purchase of Fund Shares made during the effectiveness of this Agreement is subject to all the applicable terms and conditions set forth in this Agreement, and agrees to pay for the shares at the price and upon the terms and conditions stated in the Agreement. The undersigned hereby acknowledges receipt of Prospectuses relating to the Fund Shares and confirms that, in executing this Selected Dealer Agreement, it has relied on such Prospectuses and not on any other statement whatsoever, written or oral.


                                   PLEASE SIGN HERE AND COMPLETE BELOW


                                     ___________________________________________
                                          (Full Corporate Name of Broker-Dealer)

                                     By:________________________________________
                                                     (Name of Officer and Title)

                                     ___________________________________________
                                        (Broker-Dealer's Tax Identification No,)

                                     ___________________________________________
                                          (Notice Address -- Please include name
                                                          of compliance contact)

                                     Date:______________________________________

                                  APPENDIX A
                               SCHEDULE OF FEES
                               SUPPLEMENTAL FEES
                 (FOR CERTAIN DEFINED CONTRIBUTION PLANS ONLY)


     Supplemental fees for each broker-dealer will be determined quarterly as of the end of each calendar quarter. Each quarterly fee shall consist of CONVERSION COMPONENTS, if any, and NEW CONTRIBUTION COMPONENTS, if any.

     There shall be a CONVERSION COMPONENT with respect to each new shareholder account established through the purchase of Shares of the Funds subject to the further terms and conditions stated in this paragraph. The aggregate purchase price of Shares of the Funds initially acquired by the account must have been at least $1,000,000 and the account must have been in existence for at least one full calendar quarter. The portion of the CONVERSION COMPONENT attributable to the Shares of each Fund initially acquired by such account shall be calculated by applying the quarterly rate of the CONVERSION COMPONENT for that Fund, as specified below, to the aggregate purchase price of the Shares of that Fund initially acquired. The amount so calculated shall be included in the fee with respect to such account for each of the four (4) full calendar quarters following the establishment of the account; provided, however, that such CONVERSION COMPONENT shall not be payable with respect to, or included in the fee for, any such quarter if, as of the last business day of such quarter, the number of Shares of the Funds (adjusted, if necessary, to give effect to exchanges) held in the account has been reduced to less than ninety (90) percent of the number of Shares initially acquired by such account, nor shall a CONVERSION COMPONENT be payable for any quarter subsequent thereto.

     There shall be a NEW CONTRIBUTION COMPONENT for each shareholder account which existed at the beginning of a calendar quarter subject to the further terms and conditions stated in this paragraph. The account must have made a QUALIFYING PURCHASE of Shares of a Fund or Funds during the quarter concerned.
A QUALIFYING PURCHASE means an aggregate investment of at least $100,000 in the Shares of the Funds. The portion of the NEW CONTRIBUTION COMPONENT attributable to the Shares of each Fund acquired by such account as part of a QUALIFYING PURCHASE shall be calculated by applying the single payment rate of the NEW CONTRIBUTION COMPONENT for that Fund, as specified below, to the portion of the QUALIFYING PURCHASE made in Shares of that Fund and aggregating the amounts for all such Funds the Shares of which were included in such QUALIFYING PURCHASE. The aggregate amount of the NEW CONTRIBUTION COMPONENT so determined shall be included in the supplemental fees for the single quarter concerned.

                                                                                     NEW
                                                              CONVERSION         CONTRIBUTION
NAME OF FUND                                                  COMPONENT            COMPONENT
------------                                                  ----------         ------------
Acadian Emerging Markets Portfolio (I)                            *                  0.25%
Acadian International Equity Portfolio (I)                        *                  0.25%
BHM&S Total Return Bond Portfolio (I)                             *                  0.25%
C&B Balanced Portfolio (I)                                        *                  0.25%
C&B Equity Portfolio (I)                                          *                  0.25%
C&B Equity Portfolio for Taxable Investors(I)                     *                  0.25%
C&B Mid Cap Equity Portfolio (I)                                  *                  0.25%
Chicago Asset Management Intermediate Bond Portfolio (I)          *                  0.25%
Chicago Asset Management Value/Contrarian Portfolio (I)           *                  0.25%
DSI Balanced Portfolio (I)                                        *                  0.25%
DSI Disciplined Value Portfolio (I)                               *                  0.25%
DSI Limited Maturity Bond Portfolio (I)                           *                  0.25%
FMA Small Company Portfolio (I)                                   *                  0.25%
ICM Equity Portfolio (I)                                          *                  0.25%
ICM Fixed Income Portfolio (I)                                    *                  0.25%
Jacobs International Octagon Portfolio (I)                        *                  0.25%
McKee Domestic Equity Portfolio (I)                               *                  0.25%
McKee International Equity Portfolio (I)                          *                  0.25%
McKee Small Cap Equity Portfolio (I)                              *                  0.25%
McKee U.S. Government Portfolio (I)                               *                  0.25%
MJI International Equity Portfolio (I)                            *                  0.25%
NWQ Balanced Portfolio (I)                                        *                  0.25%
NWQ Small Cap Value Portfolio (I)                                 *                  0.25%
NWQ Special Equity Portfolio (I)                                  *                  0.25%
NWQ Value Equity Portfolio (I)                                    *                  0.25%
Rice, Hall, James Small Cap Portfolio (I)                         *                  0.25%
Rice, Hall, James Small/Mid Cap Portfolio (I)                     *                  0.25%
SAMI Preferred Stock Income Portfolio (I)                         *                  0.25%
Sirach Bond Portfolio (I)                                         *                  0.25%

Sirach Equity Portfolio (I)                                       *                  0.25%
Sirach Growth Portfolio (I)                                       *                  0.25%
Sirach Special Equity Portfolio (I)                               *                  0.25%
Sirach Strategic Balanced Portfolio (I)                           *                  0.25%
Sterling Partners' Balanced Portfolio (I)                         *                  0.25%
Sterling Partners' Equity Portfolio (I)                           *                  0.25%
Sterling Small Cap Value Portfolio (I)                            *                  0.25%
TS&W Balanced Portfolio (I)                                       *                  0.25%
TS&W Equity Portfolio (I)                                         *                  0.25%
TS&W Fixed Income Portfolio (I)                                   *                  0.25%
TS&W International Equity Portfolio (I)                           *                  0.25%

_____________________
* At the quarterly rate of 0.125% on the first $3,000,000 of initial assets and 0.0625% on the excess of such assets over $3,000,000.

                          UAM FUND DISTRIBUTORS, INC.
                          ---------------------------

     UAM Fund Distributors, Inc., the distributor of the UAM Funds, Inc. and UAM Funds Trust (collectively, the "Funds"), is a member of the National Securities Clearing Corporation ("NSCC") Fund/Serv. Accordingly, transactions in shares of portfolios of the Funds may be processed through Fund/Serv. If you are interested in utilizing Fund/Serv, please provide the information requested below.

               Firm Name:   ____________________________________
               Address:     ____________________________________
                            ____________________________________
                            ____________________________________
               NSCC Dealer #:           ________________________
               NSCC Dealer Alpha Code:  ________________________
               NSCC Clearing #:         ________________________
               Phone Number:            ________________________
               Fax Number:              ________________________
               Mutual Fund Contact:     ________________________


     UAM Fund Distributors, Inc. has also executed and filed with the NSCC the Investment Company Institute's ("ICI") Standard Networking Agreement. Provided your firm has also executed and filed such agreement, Networking may be utilized. If your firm wishes to utilize Networking, please complete the below acknowledgment. By completing this acknowledgment, you agree that your firm will participate in Networking under the terms of the ICI Standard Agreement.

                                ACKNOWLEDGMENT

                       Firm: ____________________________



               By: _____________________________
               Name:
               Title:
               Date:

                          UAM FUND DISTRIBUTORS, INC.
                              211 CONGRESS STREET
                         BOSTON, MASSACHUSETTS  02110

                           ________________________

                           SELLING DEALER AGREEMENT
                      UAM FUNDS, INC. AND UAM FUNDS TRUST
                     (Institutional Service Class Shares)

                           ________________________



Dealer:  ___________________.

Gentlemen:


     We invite you, as a selected dealer, to participate as principal in the distribution of the Institutional Service Class Shares (the "Shares") of the Portfolios of UAM Funds, Inc. and of UAM Funds Trust (each Portfolio is referred to herein as the "Fund") with respect to which we have been retained to act as exclusive national distributor and which are offered for sale pursuant to currently effective federal Prospectuses describing such Shares.

OFFERING PRICE TO PUBLIC:
-------------------------

     Orders for Shares received from you and accepted by the Fund, will be at the public offering price applicable to each order as set forth in that Fund's Prospectus relating to such Shares. The manner of computing the net asset value of Shares, the public offering price and the effective time of orders received from you are described in the Prospectuses for the Shares. We reserve the right, at any time and without notice, to suspend the sale of Fund Shares.

SALES, ORDERS AND CONFIRMATIONS:
--------------------------------

     In offering Fund Shares to the public or otherwise, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for any other selected dealer or for us. No person is authorized to make any representation concerning the Shares or any Fund except those contained in the relevant and current Prospectus and in written information issued by the Fund or by us as a supplement to such Prospectus. In purchasing Fund Shares, you shall rely solely on such representations contained in the Prospectus and in such written supplemental information.

     All sales are made subject to confirmation and orders are subject to acceptance or rejection by the Fund in its sole discretion. Your orders must be wired, telephoned or written to the Fund as provided in the relevant and current Prospectus. You agree to place orders for the same number of Shares sold by you at the price at which such Shares are sold. You agree that you will not purchase Shares except for investment or for the purpose of covering purchase orders already received and that you will not, as principal, sell Fund Shares unless purchased by you from the Fund under the terms hereof. You also agree that you will not withhold placing with us orders received from your customers so as to profit yourself from such withholding. Each of your orders shall be confirmed by you in writing on the same day.

PAYMENT AND ISSUANCE OF CERTIFICATES:
-------------------------------------

     The Shares purchased by you hereunder shall be paid for in full at the public offering price, by check payable to the Fund, at its office, within three business days after our acceptance of your order. If not so paid, we reserve the right to cancel the sale and to hold you responsible for any loss sustained by us or the Fund (including lost profit) in consequence. Certificates representing the Shares will not be issued unless a specific request is received from the purchaser. Certificates, if requested, will be issued in the names indicated by registration instructions accompanying your payment.

REDEMPTIONS:
------------

     The relevant Prospectus describes the provisions whereby a Fund, under all ordinary circumstances, will redeem Shares held by shareholders on demand. You agree that you will not make any representations to shareholders relating to the redemption of their Shares other than the statements contained in the relevant and current Prospectus, and the underlying organizational documents of the Fund, to which it refers, and that you will quote as the redemption price only the price determined by the Fund. You shall not repurchase any Shares from your customers at a price below that next quoted by the Fund for redemption. You may hold such repurchased Shares for investment purposes or submit such Shares to the Fund for redemption.

DISTRIBUTION AND/OR SERVICE FEES:
---------------------------------

     We expect you to provide distribution and marketing services (the "Services") in the promotion of the sale of the Shares of such Fund and the retention of assets by such Fund and/or services and assistance to your customers who own Fund Shares, including but not limited to, answering routine inquiries regarding the Shares or a Fund or the status of a customer's account and providing information to customers relating to maintaining their investment in the Fund.

     12B-1 PLANS:
     ------------

          For your Services in respect of Shares of any Fund that has a Distribution Plan under Rule 12b-1 (a "12b-1 Plan") of the Investment Company Act of 1940 (the "1940 Act"), you will receive a fee (the "12b-1 Fee"), as established by us and the Fund from time to time, pursuant to the provisions of the 12b-1 Plan of such Fund relating to such Shares, subject to the further provisions of this Agreement, the terms of the then current and applicable Prospectus relating to such Shares and the provisions of the relevant 12b-1 Plan. The 12b-1 Fee in respect of Shares of a particular Fund shall be based on the net asset value of such Shares held in the accounts of your customers, provided that such Shares so held have an aggregate net asset value of at least the minimum amount established by us from time to time. Such 12b-1 Fee shall consist of a distribution fee component, if any, and/or a service fee component, if any, the rates of which shall be as provided in the schedule of fees set forth in Appendix A attached hereto, as the same may be amended by a Fund or by us at any time and from time to time by notice thereof to you; provided, however, that in no event shall the rate of any such component be in excess of the current rates set forth in the then current and applicable Prospectus relating to such Shares and the provisions of the relevant 12b-1 Plan.

     SUPPLEMENTAL PLANS (FOR CERTAIN DEFINED CONTRIBUTION PLANS):
     ------------------------------------------------------------

          Certain of the managers (the "Managers") of the Funds may, from time to time, determine to provide additional support, under certain circumstances, for the distribution and marketing of, and/or the provision of services to the holders of, the Shares in the form of payments or additional payments to selected broker-dealers who enter into Selling Dealer Agreements with us. Such additional payments will be made only when the Shares are used as part of a defined contribution product, and you provide, or cause to be provided, additional support to the defined contribution plan, its sponsors, or its participants with respect to such things as investment selection, investment style, and other characteristics such as performance of the Funds. Accordingly, for providing such additional services in respect of Shares of any Fund the Manager of which has determined to provide such additional support and has adopted a Supplemental Plan (a "Supplemental Plan"), you may receive a supplemental fee (the "Supplemental Fees"), as established by each particular Manager from time to time, subject to the further provisions of this Agreement, the terms of the then current and applicable Prospectus relating to such Shares and the instructions received by us from such Manager. The Supplemental Fees, if any, in respect of Shares of a particular Fund may be based on such factors as initial and/or current purchase prices or net asset values of such Shares acquired by or held in the accounts of your customers or certain customers and the periods for which such shares have been held and may be subject to such other minimums as may be established by the Managers or by us from time to time. Such Supplemental Fees may consist of a conversion fee component, if any, and/or a new contribution fee component, if any, the rates of which shall be as provided in the schedule of fees set forth in Appendix A attached hereto, as the same may be amended by us at any time and from time to time by notice thereof to you; provided, however, that in no event shall the rate of any such component be in excess of the current rates set forth in any form of subsequent notice furnished to you by us or on our behalf, or by the Manager or the Fund.

     We reserve the right, at any time, without notice, to modify, suspend or terminate payments hereunder, or any component of such payments, either with respect to one or more Funds or classes of Shares or generally with respect to the Funds and the Shares; and (i) the payment of 12b-1 Fees hereunder shall be automatically suspended or terminated if and to the extent that payments under the relevant 12b-1 Plan are suspended or terminated, or automatically reduced if and to the extent that the corresponding rates of payments to be made under the relevant 12b-1 Plan are reduced; and (ii) the payment of Supplemental Fees hereunder shall be automatically suspended or terminated if and to the extent that payments from the relevant Manager are suspended or terminated, or automatically reduced if and to the extent that the corresponding rates of payments to be made from the relevant Manager are reduced. Any such action may be for any reason whatsoever or no reason at all; and you agree that you shall not be entitled to any payments for any period after the effective date of any such suspension or termination, nor shall you be entitled to any payments after the effective date of any such modification or reduction except as may be calculated pursuant to a modified or reduced schedule of fees substituted for the previously effective schedule.

     You understand and agree that we merely administer and forward payments pursuant to the 12b-1 Plans of the Funds and/or the Supplemental Plans of the Managers and that we shall have no liability to you for such payments. Accordingly, you agree that anything to the contrary herein notwithstanding (i) we shall have no liability to you, and you shall have no recourse whatsoever against us or our assets, for any payment for which provision is made in this Agreement, and (ii) your sole recourse, if any, in respect of any such payment for which provision is made in this Agreement shall be against the respective Fund or Manager, as the case may be.

LEGAL COMPLIANCE:
----------------

     This Agreement and any transaction with, or payments to, you pursuant to the terms hereof is conditioned on each party's representation to the other party that, as of the date of this Agreement it is, and at all times during the effectiveness of this Agreement it will be, a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and qualified under applicable state securities laws in each jurisdiction in which the actions contemplated to be taken by it under this Agreement require it to be qualified to act as a broker-dealer in securities, and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). Each party agrees to notify the other promptly in writing and immediately suspend sales of Shares if this representation ceases to be true. Each party also agrees that it will comply with the rules of the NASD including, in particular, Sections 2, 21(c) and 26 of Article III of its Rules of Fair Practice, as amended, and that each party will maintain adequate records with respect to its transactions with the other and the Funds.

BLUE SKY MATTERS:
-----------------

     We shall have no obligation or responsibility with respect to your right to sell Shares in any state or jurisdiction. We may furnish you with information identifying the states and jurisdictions where the Shares of a Fund are qualified for sale; and you will not transact orders for Shares except in such states and jurisdictions as identified by us.

LITERATURE:
-----------

     We will furnish you with copies of each Fund's relevant Prospectus and sales literature (if any) and other information made publicly available by us or the Fund which relate to the Fund or the Shares of such Fund, in reasonable quantities upon your request. You agree to deliver a copy of the current and relevant Prospectus in accordance with the provisions of the Securities Act of 1933 to each purchaser of Shares. We shall file Fund sales literature and promotional material with the NASD as required. You may not publish or use any sales literature or promotional materials with respect to the Shares, the Funds or any Fund without our prior review and written approval.

NOTICES AND COMMUNICATIONS:
---------------------------

     All communications from you (other than purchase and sale orders) should be addressed to us at 211 Congress Street, Boston, Massachusetts 02110, Attention:
Compliance Officer. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below. Each of us may change the address to which notices shall be sent by notice to the other in accordance with the terms hereof.

TERMINATION:
------------

     This Agreement may be terminated by either party at any time by written notice to that effect and will terminate without notice upon the appointment of a trustee for you under the Securities Investor Protection Act, or any other act of insolvency by you. Notwithstanding the termination of this Agreement, you shall remain liable for any amounts otherwise owing to us or the Funds and for your portion of any transfer tax or other liability which may be asserted or assessed against the Fund, or us.

AMENDMENT:
----------

     This Agreement may be amended or revised to modify, suspend or terminate payments hereunder as provided in the section above entitled "DISTRIBUTION AND/OR SERVICE FEES" or to amend Appendix A as provided in said section. This Agreement may be otherwise amended or revised at any time by us upon notice to you and you will be deemed to have accepted any such other amendment or revision upon placing any subsequent order for Shares.

GENERAL:
--------

     Your acceptance hereof will constitute an obligation on your part to observe all the terms and conditions hereof. In the event that you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. In the event that we breach any of the terms and conditions of this Agreement, we will indemnify you and your affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. Nothing contained herein shall constitute you, us and any dealers an association or partnership. All references in this Agreement to the "Prospectus" refer to the then current and relevant version of the Prospectus of the particular Fund or Funds concerned and include the Statement of Additional Information incorporated by reference therein and any stickers or supplements thereto.

     This Agreement is to be construed in accordance with the laws of The Commonwealth of Massachusetts.

     Please confirm this Agreement by dating and executing, by your duly authorized representative, one copy of this Agreement below and return it to us. Keep the enclosed duplicate copy for your records.

                                                  UAM FUND DISTRIBUTORS, INC.

                                        BY:_____________________________________
                                                     (Name of Officer and Title)

SELECTED DEALER AGREEMENT ACCEPTANCE
------------------------------------

UAM FUND DISTRIBUTORS, INC.

     The undersigned hereby confirms its acceptance of, and agreement to the terms of, the foregoing Selected Dealer Agreement and acknowledges that any purchase of Fund Shares made during the effectiveness of this Agreement is subject to all the applicable terms and conditions set forth in this Agreement, and agrees to pay for the shares at the price and upon the terms and conditions stated in the Agreement. The undersigned hereby acknowledges receipt of Prospectuses relating to the Fund Shares and confirms that, in executing this Selected Dealer Agreement, it has relied on such Prospectuses and not on any other statement whatsoever, written or oral.

     INVESTMENT DEALER PLEASE SIGN HERE AND COMPLETE BELOW


                                        ________________________________________
                                          (Full Corporate Name of Broker-Dealer)

                                        By:_____________________________________
                                                     (Name of Officer and Title)

                                        ________________________________________
                                        (Broker-Dealer's Tax Identification No,)

                                        ________________________________________
                                          (Notice Address -- Please include name
                                                          of compliance contact)

                                        Date:___________________________________



                                  APPENDIX A
                               SCHEDULE OF FEES

                                  12B-1 FEES


     A separate fee for each Fund will be determined quarterly based on the annual rates set forth below.

                                                               DISTRIBUTION            SERVICE
NAME OF FUND                                                     COMPONENT            COMPONENT
------------                                                   ------------           ---------
BHM&S Total Return Bond Portfolio (IS)                             0.00%                0.25%
DSI Disciplined Value Portfolio (IS)                               0.00%                0.25%
FMA Small Company Portfolio (IS)                                   0.15%                0.25%
FPA Crescent Portfolio (IS)                                        0.00%                0.25%

MJI International Equity Portfolio (IS)                            0.00%                0.25%
NWQ Balanced Portfolio (IS)                                        0.15%                0.25%
NWQ Value Equity Portfolio (IS)                                    0.15%                0.25%
Sirach Equity Portfolio (IS)                                       0.00%                0.25%
Sirach Growth Portfolio (IS)                                       0.00%                0.25%
Sirach Special Equity Portfolio (IS)                               0.00%                0.25%
Sirach Strategic Balanced Portfolio (IS)                           0.00%                0.25%
Sterling Partners' Balanced Portfolio (IS)                         0.00%                0.25%
Sterling Partners' Equity Portfolio (IS)                           0.00%                0.25%
TJ Core Equity Portfolio (IS)                                      0.00%                0.25%

                               SUPPLEMENTAL FEES
                 (FOR CERTAIN DEFINED CONTRIBUTION PLANS ONLY)

     Supplemental fees for each broker-dealer will be determined quarterly as of the end of each calendar quarter. Each quarterly fee shall consist of CONVERSION COMPONENTS, if any, and NEW CONTRIBUTION COMPONENTS, if any.

     There shall be a CONVERSION COMPONENT with respect to each new shareholder account established through the purchase of Shares of the Funds subject to the further terms and conditions stated in this paragraph. The aggregate purchase price of Shares of the Funds initially acquired by the account must have been at least $1,000,000 and the account must have been in existence for at least one full calendar quarter. The portion of the CONVERSION COMPONENT attributable to the Shares of each Fund initially acquired by such account shall be calculated by applying the quarterly rate of the CONVERSION COMPONENT for that Fund, as specified below, to the aggregate purchase price of the Shares of that Fund initially acquired. The amount so calculated shall be included in the fee with respect to such account for each of the four (4) full calendar quarters following the establishment of the account; provided, however, that such CONVERSION COMPONENT shall not be payable with respect to, or included in the fee for, any such quarter if, as of the last business day of such quarter, the number of Shares of the Funds (adjusted, if necessary, to give effect to exchanges) held in the account has been reduced to less than ninety (90) percent of the number of Shares initially acquired by such account, nor shall a CONVERSION COMPONENT be payable for any quarter subsequent thereto.

     There shall be a NEW CONTRIBUTION COMPONENT for each shareholder account which existed at the beginning of a calendar quarter subject to the further terms and conditions stated in this paragraph. The account must have made a QUALIFYING PURCHASE of Shares of a Fund or Funds during the quarter concerned.
A QUALIFYING PURCHASE means an aggregate investment of at least $100,000 in the Shares of the Funds. The portion of the NEW CONTRIBUTION COMPONENT attributable to the Shares of each Fund acquired by such account as part of a QUALIFYING PURCHASE shall be calculated by applying the single payment rate of the NEW CONTRIBUTION COMPONENT for that Fund, as specified below, to the portion of the QUALIFYING PURCHASE made in Shares of that Fund and aggregating the amounts for all such Funds the Shares of which were included in such QUALIFYING PURCHASE. The aggregate amount of the NEW CONTRIBUTION COMPONENT so determined shall be included in the supplemental fees for the single quarter concerned.

                                                                                         NEW
                                                                CONVERSION           CONTRIBUTION
NAME OF FUND                                                    COMPONENT             COMPONENT
------------                                                    ----------           ------------
BHM&S Total Return Bond Portfolio (IS)                              *                    0.25%
DSI Disciplined Value Portfolio (IS)                                *                    0.25%
FMA Small Company Portfolio (IS)                                    *                    0.25%
MJI International Equity Portfolio (IS)                             *                    0.25%

NWQ Small Cap Value Portfolio (IS)                                  *                    0.25%
NWQ Special Equity Portfolio (IS)                                   *                    0.25%
NWQ Balanced Portfolio (IS)                                         *                    0.25%
NWQ Value Equity Portfolio (IS)                                     *                    0.25%
Sirach Equity Portfolio (IS)                                        *                    0.25%
Sirach Growth Portfolio (IS)                                        *                    0.25%
Sirach Special Equity Portfolio (IS)                                *                    0.25%
Sirach Strategic Balanced Portfolio (IS)                            *                    0.25%
Sterling Partners' Balanced Portfolio (IS)                          *                    0.25%
Sterling Partners' Equity Portfolio (IS)                            *                    0.25%
Sterling Partners' Small Cap Value Portfolio (IS)                   *                    0.25%
TJ Core Equity Portfolio (IS)                                       *                    0.25%

_____________________
* At the quarterly rate of 0.125% on the first $3,000,000 of initial assets and 0.0625% on the excess of such assets over $3,000,000.